Glacier Bancorp, Inc. Announces Results for Quarter Ended March 31, 2011

HIGHLIGHTS:

- Net earnings for the quarter of $10.3 million.

- Diluted earnings per share of $0.14 for the quarter.

- Non-interest bearing deposits increased $32 million, or 15 percent annualized.

- Net interest margin remained the same at 3.91% for the quarter, the first time in eight quarters the margin did not experience a decrease.

- Non-interest expense decreased $3.3 million, or 7 percent from prior quarter.

- Loan loss provision covered charge-offs 1.2 times and decreased $7.9 million from the previous quarter.

- Dividend declared of $0.13 per share for the first quarter.

KALISPELL, Mont., April 27, 2011 /PRNewswire/ --

Earnings Summary - unaudited	Three months
($ in thousands, except per share data)	ended March 31,
	2011	2010

Net earnings	$10,285	10,070
Diluted earnings per share	$0.14	0.16
Return on average assets (annualized)	0.62%	0.67%
Return on average equity (annualized)	4.95%	5.75%

Glacier Bancorp, Inc. (Nasdaq GS: GBCI) reported net earnings of $10.3 million for the first quarter of 2011, an increase of $215 thousand, or 2 percent, from the $10.1 million for the first quarter of 2010. The diluted earnings per share of $0.14 for the quarter represented a 12.5 percent decrease from the diluted earnings per share of $0.16 for the same quarter of 2010. There were no non recurring income or expense items impacting this quarter's earnings per share. Annualized return on average assets and return on average equity for the first quarter were 0.62 percent and 4.95 percent, respectively, which compares with prior year returns for the first quarter of 0.67 percent and 5.75 percent, respectively.

"First quarter earnings were about what we expected for the first three months of the year. Now hopefully we can begin to build more momentum through the rest of the year," said Mick Blodnick, President and Chief Executive Officer. "However, in order for that to take place we need to see loan demand pick up and have a good selling season to move more of our non performing assets," Blodnick said.

				$ Change from	$ Change from
Assets	March 31,	December 31,	March 31,	December 31,	March 31,
(Unaudited - $ in thousands)	2011	2010	2010	2010	2010

Cash on hand and in banks	$ 75,471	71,465	93,242	4,006	(17,771)
Investments, interest bearing deposits,
and fed funds	2,728,948	2,430,084	1,658,230	298,864	1,070,718
Loans
Residential real estate	543,229	632,877	717,306	(89,648)	(174,077)
Commercial	2,404,731	2,451,091	2,593,266	(46,360)	(188,535)
Consumer and other	699,026	665,321	704,789	33,705	(5,763)
Loans receivable	3,646,986	3,749,289	4,015,361	(102,303)	(368,375)
Allowance for loan and lease losses	(140,829)	(137,107)	(143,600)	(3,722)	2,771
Loans receivable, net	3,506,157	3,612,182	3,871,761	(106,025)	(365,604)
Other assets	599,288	645,556	602,635	(46,268)	(3,347)
Total assets	$ 6,909,864	6,759,287	6,225,868	150,577	683,996

Total assets at March 31, 2011 were $6.910 billion, which is $151 million, or 2 percent greater than total assets of $6.759 billion at December 31, 2010 and $684 million, or 11 percent greater than total assets of $6.226 billion at March 31, 2010.

Investment securities, including interest bearing deposits and federal funds sold, have increased $299 million, or 12 percent, from December 31, 2010 and increased $1.071 billion, or 65 percent, since March 31, 2010. "With tepid loan demand we again this quarter made significant additions to our investment portfolio to help offset further decreases in our interest income," Blodnick said. "This continual low interest rate environment accompanied by a steep yield curve has afforded us the opportunity to apply some leverage to the balance sheet without adding excessive interest rate risk," Blodnick said. The Company continues to purchase investment securities, predominately mortgage-backed securities issued by Freddie Mac and Fannie Mae, with short weighted-average-lives to offset the current lack of loan growth. Additionally this quarter, the Company purchased corporate bonds with bullet maturities in the two to three year maturity range. These security purchases allow the Company to create incremental yield without taking any long-term interest rate risk. The Company also continues to selectively purchase and diversify it's tax-exempt investment securities. Investment securities represent 39 percent of total assets at March 31, 2011 versus 36 percent of total assets at December 31, 2010.

At March 31, 2011, loans receivable were $3.647 billion, a decrease of $102 million, or 3 percent, over loans receivable of $3.749 billion at December 31, 2010. Excluding net charge-offs of $15.8 million and loans transferred to other real estate of $16.7 million, loans decreased $69.5 million, or 2 percent from December 31, 2010. During the past twelve months, gross loans decreased $368 million, or 9 percent, over gross loans of $4.015 billion at March 31, 2010. The largest decrease in dollars was in commercial loans which decreased $189 million, or 7 percent, from March 31, 2010.

Credit Quality Summary	March 31,	December 31,	March 31,
(Unaudited - $ in thousands)	2011	2010	2010

Allowance for loan and lease losses - beginning of year	$137,107	142,927	142,927
Provision expense	19,500	84,693	20,910
Charge-offs	(16,504)	(93,950)	(21,477)
Recoveries	726	3,437	1,240
Allowance for loan and lease losses - end of period	$140,829	137,107	143,600

Other real estate owned	$82,594	73,485	59,481
Accruing loans 90 days or more overdue	6,578	4,531	10,489
Non-accrual loans	178,402	192,505	198,169
Total non-performing assets	$267,574	270,521	268,139

Allowance for loan and lease losses as a
percentage of non-performing loans	76%	70%	69%

Non-performing assets as a percentage
of subsidiary assets	3.78%	3.91%	4.19%

Allowance for loan and lease losses as a
percentage of total loans	3.86%	3.66%	3.58%

Net charge-offs as a percentage of total loans	0.43%	2.41%	0.50%

Accruing loans 30-89 days overdue	$52,402	45,497	61,255

Credit Quality

At March 31, 2011, the allowance for loan and lease losses ("allowance") was $140.8 million, an increase of $3.7 million from the prior quarter, but a decrease of $2.8 million from the prior year quarter. The allowance was 3.86 percent of total loans outstanding at March 31, 2011, compared to 3.66 percent at December 31, 2010 and the 3.58 percent at March 31, 2010. The allowance was 76 percent of non-performing loans at March 31, 2011, an increase from 70 percent at prior year end and 69 percent a year ago. Non-performing assets as a percentage of total subsidiary assets at March 31, 2011 were 3.78 percent, down from 3.91 percent as of prior year end, and down from 4.19 percent a year ago. Early stage delinquencies (accruing 30-89 days past due) of $52.4 million at March 31, 2011 increased from the previous quarter's $45.5 million, but declined from $61.3 million for the prior year's quarter. Seasonality affects early stage delinquencies as unemployment increases during the winter months especially in those areas that rely on tourism. The length and depth of the economic slowdown has also continued to pressure delinquencies.

Credit Quality Trends
(Unaudited - $ in thousands)				Accruing
				Loans 30-89	Non-Performing
	Provision		ALLL	Days Overdue	Assets to
	for Loan	Net	as a Percent	as a Percent of	Total Subsidiary
	Losses	Charge-Offs	of Loans	Loans	Assets
Q1 2011	$19,500	15,778	3.86%	1.44%	3.78%
Q4 2010	27,375	24,525	3.66%	1.21%	3.91%
Q3 2010	19,162	26,570	3.47%	1.06%	4.03%
Q2 2010	17,246	19,181	3.58%	0.92%	4.01%
Q1 2010	20,910	20,237	3.58%	1.53%	4.19%
Q4 2009	36,713	19,116	3.52%	2.15%	4.13%
Q3 2009	47,050	19,094	3.14%	1.09%	4.10%
Q2 2009	25,140	11,543	2.41%	1.55%	3.06%

Provision for Loan and Lease Losses

The current quarter provision for loan loss expense was $19.5 million, a decrease of $7.9 million from the prior quarter and a decrease of $1.4 million from the first quarter in 2010. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of additional provision for loan loss expense at each subsidiary bank. Net charged-off loans for the current quarter were $15.8 million compared to $24.5 million for the prior quarter and $20.2 million for the first quarter in 2010. "Although there is still work to do to improve credit quality, a number of trends are moving in the right direction," Blodnick said. "We did see a slight decrease in non performing assets during the quarter even though sales have been extremely slow this winter. In addition, we did move a number of properties and projects to OREO this past quarter which should expedite and facilitate their disposition. Hopefully as the weather improves this spring and summer so will the level of sales activity."

For additional information regarding credit quality and a breakout of the loan portfolio by regulatory classification, see the exhibits at the end of this press release.

				$ Change from	$ Change from
Liabilities	March 31,	December 31,	March 31,	December 31,	March 31,
(Unaudited - $ in thousands)	2011	2010	2010	2010	2010

Non-interest bearing deposits	$ 888,311	855,829	828,141	32,482	60,170
Interest bearing deposits	3,663,999	3,666,073	3,336,703	(2,074)	327,296
Federal Home Loan Bank advances	960,097	965,141	802,886	(5,044)	157,211
Securities sold under agreements to
repurchase and other borrowed funds	265,067	269,408	248,894	(4,341)	16,173
Other liabilities	167,334	39,500	45,765	127,834	121,569
Subordinated debentures	125,167	125,132	125,024	35	143
Total liabilities	$ 6,069,975	5,921,083	5,387,413	148,892	682,562

As of March 31, 2011, non-interest bearing deposits of $888 million increased $32 million, or 4 percent, since December 31, 2010 and increased $60 million, or 7 percent, since March 31, 2010. Interest bearing deposits of $3.664 billion at March 31, 2011 include $181 million issued through the Certificate of Deposit Account Registry System ("CDARS"). Interest bearing deposits decreased $2 million, or .1 percent, from the prior quarter, which includes a $3.4 million reduction in wholesale deposits. Interest bearing deposits increased $327 million, or 10 percent from March 31, 2010 which included $184 million from wholesale deposits and CDARS. The increase in non-interest bearing deposits from both the prior quarter end and the same quarter last year was driven by growth in the number of personal and business customers, as well as existing customers retaining cash deposits because of the uncertainty in the current interest rate environment and for liquidity purposes. The decrease in interest bearing deposits from the prior quarter resulted primarily from seasonal decreases that typically occur during the first quarter.

Increases in deposits have reduced the Company's reliance on the amount of borrowings necessary to fund investment security growth. Federal Home Loan Bank advances decreased $5 million, or 1 percent, from December 31, 2010 and increased $157 million, or 20 percent, from March 31, 2010. Repurchase agreements and other borrowed funds were $265 million at March 31, 2011, a decrease of $4.3 million, or 2 percent, from December 31, 2010. Included in Other Liabilities at March 31, 2011 is a $128.9 million obligation for securities purchased in March that will settle in April.

				$ Change from	$ Change from
Stockholders' equity - unaudited	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands except per share data)	2011	2010	2010	2010	2010

Common equity	$ 837,595	837,676	832,941	(81)	4,654
Accumulated other comprehensive income	2,294	528	5,514	1,766	(3,220)
Total stockholders' equity	839,889	838,204	838,455	1,685	1,434
Goodwill and core deposit intangible, net	(156,289)	(157,016)	(159,376)	727	3,087
Tangible stockholders' equity	$ 683,600	681,188	679,079	2,412	4,521

Stockholders' equity to total assets	12.15%	12.40%	13.47%
Tangible stockholders' equity to total tangible assets	10.12%	10.32%	11.19%
Book value per common share	$ 11.68	11.66	11.66	0.02	0.02
Tangible book value per common share	$ 9.51	9.47	9.44	0.04	0.07
Market price per share at end of period	$ 15.05	15.11	15.23	(0.06)	(0.18)

Total stockholders' equity and book value per share increased $1.7 million and $0.02 per share, respectively, from the prior quarter resulting from the increase in accumulated other comprehensive income representing net unrealized gains or losses (net of tax) on the securities portfolio. Tangible stockholder's equity in that same period increased $2.4 million, or $0.04 per share. Total stockholders' equity and book value per share increased $1.4 million and $0.02 per share, respectively, from March 31, 2010, the increase largely the result of higher undivided profits. Tangible stockholders' equity increased $4.5 million, or $0.07 per share since March 31, 2010 resulting in tangible stockholders' equity to tangible assets of 10.12 percent and tangible book value per share of $9.51 as of March 31, 2011.

Cash Dividend

On March 30, 2011, the board of directors declared a cash dividend of $0.13 per share, payable April 21, 2011 to shareholders of record on April 12, 2011. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality and general economic conditions.

Operating Results for Three Months Ended March 31, 2011 Compared to December 31, 2010 and March 31, 2010
Revenue summary
(Unaudited - $ in thousands)	Three months ended
	March 31,	December 31,	March 31,
	2011	2010	2010
Net interest income
Interest income	$ 68,373	69,083	73,398
Interest expense	11,669	12,420	13,884
Total net interest income	56,704	56,663	59,514

Non-interest income
Service charges, loan fees, and other fees	11,185	12,178	10,646
Gain on sale of loans	4,694	9,842	3,891
Gain on sale of investments	124	2,225	314
Other income	1,392	1,715	1,332
Total non-interest income	17,395	25,960	16,183
	$ 74,099	82,623	75,697

Net interest margin (tax-equivalent)	3.91%	3.91%	4.43%

($ in thousands)	$ Change from	$ Change from	% Change from	% Change from
	December 31,	March 31,	December 31,	March 31,
	2010	2010	2010	2010
Net interest income
Interest income	$ (710)	$ (5,025)	-1%	-7%
Interest expense	(751)	(2,215)	-6%	-16%
Total net interest income	41	(2,810)	0%	-5%

Non-interest income
Service charges, loan fees, and other fees	(993)	539	-8%	5%
Gain on sale of loans	(5,148)	803	-52%	21%
Gain on sale of investments	(2,101)	(190)	-94%	-61%
Other income	(323)	60	-19%	5%
Total non-interest income	(8,565)	1,212	-33%	7%
	$ (8,524)	$ (1,598)	-10%	-2%

Net Interest Income

Net interest income increased $41 thousand from the prior quarter as the reduction in interest expense outpaced the decrease in interest income. The current quarter net interest margin as a percentage of earning assets, on a tax-equivalent basis, was 3.91 percent unchanged from the prior quarter. The net interest margin figure includes a 2 basis points reduction from the reversal of interest on non-accrual loans. The decrease in funding expense this past quarter was the result of the Company's banks continuing to aggressively manage their cost of funds. The decrease in interest income for the quarter was due to the continued low interest rate environment and reduction in loan balances which put further pressure on earning assets yields. In addition, premium amortization on Collateralized Mortgage Obligations (CMO's) this quarter increased by $1.2 million putting further pressure on interest income. As mortgage refinance activity continues to drop off, premium amortization should decline in future quarters.

The net interest margin for the current quarter is 52 basis points lower than the 4.43 percent result for the first quarter of 2010. Net interest income for the twelve month period decreased by $2.8 million as the reduction in funding was less than the reduction experienced in interest income. The decrease in interest income was primarily due to a lower yield and volume of loans. In addition, in order to offset the reduction in loans, the Company purchased a significant amount of investment securities with short durations, but much lower yields than the assets they replaced. The decrease in interest expense is primarily attributable to the rate decreases on interest bearing deposits and lower cost borrowings. "We were encouraged that after eight quarters our net interest margin appears to be reaching a level of equilibrium," said Ron Copher, Chief Financial Officer. "However, until interest rates move up or we experience renewed loan demand, the likelihood of our margin increasing in the near term is not anticipated."

Non-interest Income

Non-interest income for the quarter totaled $17.4 million, a decrease of $8.6 million over the prior quarter end and an increase of $1.2 million over the same quarter last year. Service charge fee income of $11.2 million decreased $1.0 million, or 8 percent, during the quarter. The decrease from the prior quarter was primarily due to seasonal factors and a shorter number of days in the quarter. Gain on sale of loans decreased $5.1 million, or 52 percent, over the prior quarter primarily the result of the dramatic drop off in refinances. Gain on sale of loans increased $1 million, or 21 percent, over the prior year's first quarter which was positively impacted by the first time home buyer tax credit. Net gain on the sale of investments was $124 thousand for the current quarter compared to $2.2 million for the previous quarter and $314 thousand for the prior year's first quarter. Such sales were executed with the proceeds used to purchase additional securities that enable the investment portfolio to perform well across varying interest rate scenarios. Other income of $1.4 million for the current quarter is a decrease of $323 thousand from the prior quarter. In the prior quarter there was a $194 thousand gain on 1st Bank's merchant card servicing portfolio that accounted for a majority of the difference.

Non-interest expense summary	Three months ended
(Unaudited - $ in thousands)	March 31,	December 31,	March 31,
	2011	2010	2010
Compensation, employee
benefits and related expense	$ 21,603	$ 22,485	$ 21,356
Occupancy and equipment expense	5,954	6,291	5,948
Advertising and promotions	1,484	1,683	1,592
Outsourced data processing expense	773	852	694
Core deposit intangibles amortization	727	758	820
Other real estate owned expense	2,099	2,847	2,318
Federal Deposit Insurance premiums	2,324	2,123	2,200
Other expenses	7,512	8,697	7,033
Total non-interest expense	$ 42,476	$ 45,736	$ 41,961

(Unaudited - $ in thousands)	$ Change from	$ Change from	% Change from	% Change from
	December 31,	March 31,	December 31,	March 31,
	2010	2010	2010	2010
Compensation, employee
benefits and related expense	$ (882)	$ 247	-4%	1%
Occupancy and equipment expense	(337)	6	-5%	0%
Advertising and promotions	(199)	(108)	-12%	-7%
Outsourced data processing expense	(79)	79	-9%	11%
Core deposit intangibles amortization	(31)	(93)	-4%	-11%
Other real estate owned expense	(748)	(219)	-26%	-9%
Federal Deposit Insurance premiums	201	124	9%	6%
Other expenses	(1,185)	479	-14%	7%
Total non-interest expense	$ (3,260)	$ 515	-7%	1%

Non-interest Expense

Non-interest expense of $42.5 million for the quarter decreased by $3.3 million, or 7 percent, from the prior quarter and increased $515 thousand, or 1 percent, from the prior year first quarter. During the quarter all the major expense categories decreased with the exception of FDIC premiums which increased as a result of higher deposit levels. Compensation and employee benefits increased by $247 thousand, or 1 percent, to $21.6 million from the prior year first quarter. The Company and all eleven banks continue to closely manage this expense and control the number of full time equivalents.

Occupancy and equipment expense decreased $337 thousand, or 5 percent, from the prior quarter and increased $6 thousand, or .1 percent, from the prior year first quarter. Advertising and promotion expense decreased $199 thousand, or 12 percent, from the prior quarter and decreased $108 thousand, or 7 percent, from the first quarter of 2010. Other real estate owned expense of $2.1 million decreased $748 thousand, or 26 percent, from the prior quarter and decreased $219 thousand, or 9 percent, from prior year first quarter. The current quarter other real estate owned expense of $2.1 million included $881 thousand of operating expenses, $758 thousand of fair value write-downs, and $453 thousand of loss on sale of other real estate owned. FDIC premiums increased $201 thousand, or 9 percent, from prior quarter and increased $124 thousand, or 6 percent, from the prior year first quarter, the result of the increased amount of dollars on deposit. Other expenses decreased $1.2 million, or 14 percent, from the prior quarter and increased $479 thousand, or 1 percent, from the prior year first quarter.

Efficiency Ratio

The efficiency ratio is calculated as non-interest expense before other real estate owned expenses, core deposit intangible amortization, and non-recurring expense items as a percentage of fully taxable-equivalent net interest income and non-interest income, excluding gains and losses on sale of investment securities, other real estate owned income, and non-recurring income items. The efficiency ratio for the quarter was 52 percent compared to 50 percent for the prior year first quarter. The increase resulted from continuing pressure on net interest income in the current low interest rate environment.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is a regional multi-bank holding company providing commercial banking services in 60 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and conducts its operations principally through eleven community bank subsidiaries. These subsidiaries include: six banks domiciled in Montana - Glacier Bank of Kalispell, First Security Bank of Missoula, Valley Bank of Helena, Big Sky Western Bank of Bozeman, Western Security Bank of Billings, and First Bank of Montana of Lewistown; two banks domiciled in Idaho - Mountain West Bank of Coeur d'Alene and Citizens Community Bank of Pocatello; two banks domiciled in Wyoming - 1st Bank of Evanston and First National Bank & Trust of Powell; and one bank domiciled in Colorado - Bank of the San Juans of Durango.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management's plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "should," "projects," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

  the risks associated with lending and potential adverse changes of the credit quality of loans in the Company's portfolio, including as a result of declines in the housing and real estate markets in its geographic areas;
  increased loan delinquency rates;
  the risks presented by a continued economic downturn, which could adversely affect credit quality, loan collateral values, other real estate owned values, investment values, liquidity and capital levels, dividends and loan originations;
  changes in market interest rates, which could adversely affect the Company's net interest income and profitability;
  legislative or regulatory changes that adversely affect the Company's business, ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;
  costs or difficulties related to the integration of acquisitions;
  the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;
  reduced demand for banking products and services;
  the risks presented by public stock market volatility, which could adversely affect the market price of our common stock and our ability to raise additional capital in the future;
  competition from other financial services companies in our markets;
  loss of services from the senior management team; and
  the Company's success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved.

Visit our website at www.glacierbancorp.com

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Financial Condition
(Unaudited - $ in thousands except per share data)	March 31,	December 31,	March 31,
	2011	2010	2010
Assets:
Cash on hand and in banks	$75,471	71,465	93,242
Federal funds sold	-	-	71,250
Interest bearing cash deposits	22,633	33,625	12,595
Cash and cash equivalents	98,104	105,090	177,087

Investment securities, available-for-sale	2,706,315	2,396,459	1,574,385

Loans held for sale	23,904	76,213	56,595

Loans receivable	3,646,986	3,749,289	4,015,361
Allowance for loan and lease losses	(140,829)	(137,107)	(143,600)
Loans receivable, net	3,506,157	3,612,182	3,871,761

Premises and equipment, net	152,922	152,492	140,994
Other real estate owned	82,594	73,485	59,481
Accrued interest receivable	33,707	30,246	28,356
Deferred tax asset	37,962	40,284	37,404
Core deposit intangible, net	10,030	10,757	13,117
Goodwill	146,259	146,259	146,259
Non-marketable equity securities	64,434	64,429	63,261
Other assets	47,476	51,391	57,168
Total assets	$6,909,864	6,759,287	6,225,868

Liabilities:
Non-interest bearing deposits	$888,311	855,829	828,141
Interest bearing deposits	3,663,999	3,666,073	3,336,703
Federal Home Loan Bank advances	960,097	965,141	802,886
Securities sold under agreements to repurchase	250,932	249,403	242,110
Other borrowed funds	14,135	20,005	6,784
Accrued interest payable	6,790	7,245	7,983
Subordinated debentures	125,167	125,132	125,024
Other liabilities	160,544	32,255	37,782
Total liabilities	6,069,975	5,921,083	5,387,413

Stockholders' equity:
Preferred shares, $0.01 par value per share, 1,000,000
shares authorized, none issued or outstanding	-	-	-
Common stock, $0.01 par value per share, 117,187,500
shares authorized	719	719	719
Paid-in capital	642,876	643,894	643,371
Retained earnings - substantially restricted	194,000	193,063	188,851
Accumulated other comprehensive income	2,294	528	5,514
Total stockholders' equity	839,889	838,204	838,455
Total liabilities and stockholders' equity	$6,909,864	6,759,287	6,225,868

Number of shares outstanding	71,915,073	71,915,073	71,911,268
Book value of equity per share	11.68	11.66	11.66

Glacier Bancorp, Inc.
Consolidated Condensed Statements of Operations

(Unaudited - $ in thousands except per share data)	Three months ended March 31,
	2011	2010
Interest income:
Residential real estate loans	$8,716	11,833
Commercial loans	33,058	36,672
Consumer and other loans	10,450	10,640
Investment securities	16,149	14,253
Total interest income	68,373	73,398

Interest expense:
Deposits	7,088	9,331
Federal Home Loan Bank advances	2,548	2,311
Securities sold under agreements to repurchase	357	416
Subordinated debentures	1,643	1,636
Other borrowed funds	33	190
Total interest expense	11,669	13,884

Net interest income:	56,704	59,514
Provision for loan losses	19,500	20,910
Net interest income after provision for loan losses	37,204	38,604

Non-interest income:
Service charges and other fees	10,208	9,520
Miscellaneous loan fees and charges	977	1,126
Gain on sale of loans	4,694	3,891
Gain on sale of investments	124	314
Other income	1,392	1,332
Total non-interest income	17,395	16,183

Non-interest expense:
Compensation, employee benefits
and related expense	21,603	21,356
Occupancy and equipment expense	5,954	5,948
Advertising and promotions	1,484	1,592
Outsourced data processing expense	773	694
Core deposit intangibles amortization	727	820
Other real estate owned expense	2,099	2,318
Federal Deposit Insurance Corporation premiums	2,324	2,200
Other expenses	7,512	7,033
Total non-interest expense	42,476	41,961
Earnings before income taxes	12,123	12,826

Federal and state income tax expense	1,838	2,756
Net earnings	$10,285	10,070

Basic earnings per share	0.14	0.16
Diluted earnings per share	0.14	0.16
Dividends declared per share	0.13	0.13
Return on average assets (annualized)	0.62%	0.67%
Return on average equity (annualized)	4.95%	5.75%
Average outstanding shares - basic	71,915,073	62,763,299
Average outstanding shares - diluted	71,915,073	62,763,299

Glacier Bancorp, Inc.
Average Balance Sheet

	For the Three months ended 3/31/11			For the Three months 3/31/10
(Unaudited - $ in thousands)		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
Assets:	Balance	Dividends	Rate	Balance	Dividends	Rate
Residential real estate loans	$ 601,640	$ 8,716	5.79%	$ 783,177	$ 11,833	6.04%
Commercial loans	2,411,846	33,058	5.56%	2,592,529	36,672	5.74%
Consumer and other loans	702,248	10,450	6.03%	691,190	10,640	6.24%
Total loans	3,715,734	52,224	5.70%	4,066,896	59,145	5.90%
Tax-exempt investment securities(1)	583,904	6,778	4.64%	459,764	5,568	4.84%
Other investment securities(2)	1,936,316	9,371	1.94%	1,181,846	8,685	2.94%
Total Earning Assets	6,235,954	68,373	4.45%	5,708,506	73,398	5.21%
Goodwill and core deposit intangible	156,703			159,851
Non-earning assets	284,631			268,688
Total assets	$ 6,677,288			$ 6,137,045

Liabilities:
NOW accounts	$ 748,058	$ 525	0.28%	$ 716,239	$ 733	0.41%
Savings accounts	374,031	148	0.16%	331,676	204	0.25%
Money market accounts	878,391	1,106	0.51%	811,580	1,963	0.98%
Certificates accounts	1,082,083	4,483	1.68%	1,072,352	5,411	2.05%
Wholesale deposits(3)	537,008	826	0.62%	373,167	1,020	1.11%
FHLB advances	946,997	2,548	1.09%	802,000	2,311	1.17%
Repurchase agreements
and other borrowed funds	387,060	2,033	2.13%	507,963	2,242	1.79%
Total interest bearing liabilities	4,953,628	11,669	0.96%	4,614,977	13,884	1.22%
Non-interest bearing deposits	851,900			779,998
Other liabilities	29,436			31,400
Total Liabilities	5,834,964			5,426,375

Stockholders' equity:
Common stock	719			628
Paid-in capital	643,937			513,808
Retained earnings	194,596			193,643
Accumulated other
comprehensive income	3,072			2,591
Total stockholders' equity	842,324			710,670
Total liabilities and
stockholders' equity	$ 6,677,288			$ 6,137,045

Net interest income		$ 56,704			$ 59,514
Net interest spread			3.49%			3.99%
Net interest margin			3.69%			4.23%
Net interest margin (tax-equivalent)			3.91%			4.43%

(1) Excludes tax effect of $3,001,000 and $2,465,000 on tax-exempt investment security income for the quarters ended March 31, 2011 and March 31, 2010, respectively
(2) Excludes tax effect of $392,000 and $312,000 on investment security tax credits for the quarter quarters ended March 31, 2011 and March 31, 2010, respectively
(3) Wholesale deposits include brokered deposits classified as NOW, money market demand, and CD's.

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification
(Unaudited - $ in thousands)

	Loans Receivable, Gross by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
	3/31/2011	12/31/2010	3/31/2010	12/31/2010	3/31/2010
Glacier	$829,571	857,177	911,668	-3%	-9%
Mountain West	754,491	788,028	918,668	-4%	-18%
First Security	557,986	567,303	579,529	-2%	-4%
Western	274,142	295,613	306,725	-7%	-11%
1st Bank	261,067	264,513	283,296	-1%	-8%
Valley	182,395	179,005	182,649	2%	0%
Big Sky	246,452	246,337	261,757	0%	-6%
First National	138,178	141,827	147,406	-3%	-6%
Citizens	155,379	160,416	159,750	-3%	-3%
First Bank - MT	110,025	109,309	115,425	1%	-5%
San Juans	141,113	143,574	148,488	-2%	-5%
Eliminations	(3,813)	(3,813)	-	0%	n/m
Total	$3,646,986	3,749,289	4,015,361	-3%	-9%

	Land, Lot and Other Construction Loans by Bank			% Change	% Change
	Balance	Balance	Balance	from	from
	3/31/2011	12/31/2010	3/31/2010	12/31/2010	3/31/2010
Glacier	$133,164	148,319	160,171	-10%	-17%
Mountain West	130,074	147,991	206,953	-12%	-37%
First Security	56,873	72,409	81,068	-21%	-30%
Western	28,748	29,535	30,893	-3%	-7%
1st Bank	31,438	29,714	30,272	6%	4%
Valley	15,234	12,816	14,204	19%	7%
Big Sky	55,369	53,648	64,484	3%	-14%
First National	10,615	12,341	10,635	-14%	0%
Citizens	9,491	12,187	13,168	-22%	-28%
First Bank - MT	818	830	982	-1%	-17%
San Juans	27,894	30,187	36,152	-8%	-23%
Total	$499,718	549,977	648,982	-9%	-23%

	Land, Lot and Other Construction Loans by Bank, by Type at 3/31/11
		Consumer		Developed	Commercial
	Land	Land or	Unimproved	Lots for	Developed	Other
	Development	Lot	Land	Operative Builders	Lot	Construction
Glacier	$62,671	26,922	28,275	8,480	5,756	1,060
Mountain West	32,954	57,860	8,554	14,865	4,301	11,540
First Security	25,094	6,327	18,654	4,016	495	2,287
Western	13,418	4,964	3,469	589	1,769	4,539
1st Bank	6,734	9,183	3,423	276	2,211	9,611
Valley	2,311	4,899	1,234	-	3,356	3,434
Big Sky	21,541	15,140	9,137	979	2,573	5,999
First National	1,867	3,900	1,620	293	602	2,333
Citizens	2,384	1,257	2,384	45	680	2,741
First Bank - MT	-	78	461	-	-	279
San Juans	3,160	14,355	2,023	-	7,591	765
Total	$172,134	144,885	79,234	29,543	29,334	44,588

						Custom &
	Residential Construction Loans by Bank, by Type			% Change	% Change	Owner	Pre-Sold
	Balance	Balance	Balance	from	from	Occupied	& Spec
	3/31/2011	12/31/2010	3/31/2010	12/31/2010	3/31/2010	3/31/2011	3/31/2011
Glacier	$28,090	34,526	53,824	-19%	-48%	$6,703	21,387
Mountain West	18,712	21,375	43,725	-12%	-57%	8,153	10,559
First Security	8,967	10,123	17,321	-11%	-48%	4,013	4,954
Western	877	1,350	3,196	-35%	-73%	460	417
1st Bank	4,437	6,611	14,914	-33%	-70%	2,631	1,806
Valley	3,825	4,950	5,109	-23%	-25%	3,000	825
Big Sky	11,745	11,004	17,608	7%	-33%	634	11,111
First National	1,726	1,958	2,583	-12%	-33%	1,340	386
Citizens	8,799	9,441	11,553	-7%	-24%	4,577	4,222
First Bank - MT	749	502	265	49%	183%	599	150
San Juans	5,731	7,018	6,957	-18%	-18%	5,731	-
Total	$93,658	108,858	177,055	-14%	-47%	$37,841	55,817

n/m - not measurable

Glacier Bancorp, Inc.
Loan Portfolio - by Regulatory Classification (continued)
(Unaudited - $ in thousands)

	Single Family Residential Loans by Bank, by Type			% Change	% Change	1st	Junior
	Balance	Balance	Balance	from	from	Lien	Lien
	3/31/2011	12/31/2010	3/31/2010	12/31/2010	3/31/2010	3/31/2011	3/31/2011
Glacier	$173,946	187,683	194,253	-7%	-10%	152,466	21,480
Mountain West	253,094	282,429	284,456	-10%	-11%	215,455	37,639
First Security	87,441	92,011	84,665	-5%	3%	73,552	13,889
Western	34,881	42,070	43,413	-17%	-20%	32,809	2,072
1st Bank	57,089	59,337	60,576	-4%	-6%	52,532	4,557
Valley	56,349	60,085	64,268	-6%	-12%	46,160	10,189
Big Sky	30,794	32,496	32,715	-5%	-6%	27,839	2,955
First National	13,229	13,948	17,580	-5%	-25%	10,204	3,025
Citizens	13,959	19,885	21,020	-30%	-34%	12,426	1,533
First Bank - MT	8,295	8,618	9,902	-4%	-16%	7,235	1,060
San Juans	30,301	29,124	30,804	4%	-2%	28,802	1,499
Total	$759,378	827,686	843,652	-8%	-10%	659,480	99,898

	Commercial Real Estate Loans by Bank, by Type			% Change	% Change	Owner	Non-Owner
	Balance	Balance	Balance	from	from	Occupied	Occupied
	3/31/2011	12/31/2010	3/31/2010	12/31/2010	3/31/2010	3/31/2011	3/31/2011
Glacier	$219,656	224,215	230,338	-2%	-5%	113,522	106,134
Mountain West	205,842	206,732	231,804	0%	-11%	125,792	80,050
First Security	241,817	227,662	225,168	6%	7%	163,002	78,815
Western	103,719	103,443	105,358	0%	-2%	57,683	46,036
1st Bank	55,585	58,353	64,363	-5%	-14%	40,961	14,624
Valley	51,467	50,325	49,601	2%	4%	32,935	18,532
Big Sky	87,305	88,135	87,446	-1%	0%	54,935	32,370
First National	26,435	27,609	25,706	-4%	3%	19,784	6,651
Citizens	59,861	61,737	57,733	-3%	4%	38,234	21,627
First Bank - MT	17,229	17,492	18,367	-2%	-6%	9,692	7,537
San Juans	50,747	50,066	48,166	1%	5%	28,944	21,803
Total	$1,119,663	1,115,769	1,144,050	0%	-2%	685,484	434,179

	Consumer Loans by Bank, by Type			% Change	% Change	Home Equity	Other
	Balance	Balance	Balance	from	from	Line of Credit	Consumer
	3/31/2011	12/31/2010	3/31/2010	12/31/2010	3/31/2010	3/31/2011	3/31/2011
Glacier	$144,537	150,082	163,345	-4%	-12%	130,762	13,775
Mountain West	68,358	70,304	72,329	-3%	-5%	60,223	8,135
First Security	69,214	71,677	76,276	-3%	-9%	45,042	24,172
Western	41,338	43,081	47,836	-4%	-14%	29,355	11,983
1st Bank	38,700	40,021	42,953	-3%	-10%	15,872	22,828
Valley	23,444	23,745	25,105	-1%	-7%	14,383	9,061
Big Sky	27,119	27,733	28,054	-2%	-3%	24,304	2,815
First National	24,018	24,217	25,810	-1%	-7%	14,750	9,268
Citizens	28,961	29,040	30,314	0%	-4%	23,296	5,665
First Bank - MT	7,538	8,005	7,896	-6%	-5%	3,763	3,775
San Juans	14,221	14,848	15,359	-4%	-7%	13,199	1,022
Total	$487,448	502,753	535,277	-3%	-9%	374,949	112,499

Glacier Bancorp, Inc.
Credit Quality Summary
(Unaudited - $ in thousands)

				Non-	Accruing	Other
	Non-Performing Assets, by Loan Type			Accruing	Loans 90 Days or	Real Estate
	Balance	Balance	Balance	Loans	More Overdue	Owned
	3/31/2011	12/31/2010	3/31/2010	3/31/2011	3/31/2011	3/31/2011
Custom & owner occupied construction	$2,362	2,575	1,842	1,439	-	923
Pre-sold & spec construction	12,410	16,071	30,339	4,632	-	7,778
Land development	82,465	83,989	76,254	54,434	122	27,909
Consumer land or lots	12,763	12,543	12,245	6,802	651	5,310
Unimproved land	42,755	44,116	38,585	23,361	759	18,635
Developed lots for operative builders	7,079	7,429	11,626	2,823	-	4,256
Commercial lots	2,630	3,110	1,705	787	-	1,843
Other construction	4,302	3,837	3,485	4,302	-	-
Commercial real estate	35,798	36,978	35,222	26,705	1,103	7,990
Commercial & industrial	17,577	13,127	13,055	16,314	258	1,005
Agriculture loans	7,112	5,253	5,293	6,595	112	405
Municipal Loans	-	-	4,495	-	-	-
1-4 Family	32,904	34,791	25,151	24,846	3,447	4,611
Home equity line of credits	5,697	4,805	7,083	4,994	84	619
Consumer	641	446	850	368	42	231
Other	1,079	1,451	909	-	-	1,079
Total	$267,574	270,521	268,139	178,402	6,578	82,594

					Non-Accrual &
	Accruing 30-89 Days Delinquent Loans and			Accruing	Accruing Loans	Other
	Non-Performing Assets, by Bank			30-89 Days	90 Days or	Real Estate
	Balance	Balance	Balance	Overdue	More Overdue	Owned
	3/31/2011	12/31/2010	3/31/2010	3/31/2011	3/31/2011	3/31/2011
Glacier	$82,529	75,869	92,315	19,808	55,133	7,588
Mountain West	82,852	83,872	94,952	14,020	52,565	16,267
First Security	58,289	59,770	57,775	9,955	34,244	14,090
Western	9,739	11,237	8,427	1,134	4,974	3,631
1st Bank	22,306	16,686	21,244	3,468	11,274	7,564
Valley	2,145	1,900	2,123	687	1,331	127
Big Sky	20,785	21,739	34,090	1,003	11,552	8,230
First National	9,539	9,901	9,009	892	7,319	1,328
Citizens	6,345	8,000	5,909	976	3,555	1,814
First Bank - MT	219	553	1,394	168	51	-
San Juans	5,297	6,549	2,156	291	2,982	2,024
GORE	19,931	19,942	-	-	-	19,931
Total	$319,976	316,018	329,394	52,402	184,980	82,594

					Provision for
				Provision for	the Year-to-Date	ALLL
	Allowance for Loan and Lease Losses			Year-to-Date	Ended 3/31/11	as a Percent
	Balance	Balance	Balance	Ended	Over Net	of Loans
	3/31/2011	12/31/2010	3/31/2010	3/31/2011	Charge-Offs	3/31/2011
Glacier	$35,904	34,701	37,618	5,850	1.3	4.33%
Mountain West	35,380	35,064	35,858	7,500	1.0	4.69%
First Security	20,072	19,046	18,913	3,300	1.5	3.60%
Western	7,603	7,606	8,737	300	1.0	2.77%
1st Bank	11,411	10,467	11,310	1,000	17.9	4.37%
Valley	4,588	4,651	4,634	-	-	2.52%
Big Sky	10,551	9,963	11,144	650	10.5	4.28%
First National	2,312	2,527	2,212	-	-	1.67%
Citizens	5,501	5,502	5,554	700	1.0	3.54%
First Bank - MT	3,018	3,020	2,965	-	-	2.74%
San Juans	4,489	4,560	4,655	200	0.7	3.18%
Total	$140,829	137,107	143,600	19,500	1.2	3.86%

Glacier Bancorp, Inc.
Credit Quality Summary (continued)
(Unaudited - $ in thousands)

	Net Charge-Offs, Year-to-Date Period Ending, By Bank			Charge-Offs	Recoveries
	3/31/2011	12/31/2010	3/31/2010	3/31/2011	3/31/2011
Glacier	$4,647	24,327	10,560	4,718	71
Mountain West	7,183	47,487	5,693	7,434	251
First Security	2,274	7,296	1,629	2,336	62
Western	303	2,106	325	363	60
1st Bank	56	2,578	335	253	197
Valley	63	216	33	71	8
Big Sky	62	4,048	1,192	95	33
First National	216	605	237	221	5
Citizens	701	1,363	61	740	39
First Bank - MT	2	149	104	2	-
San Juans	271	338	68	271	-
Total	$15,778	90,513	20,237	16,504	726

	Net Charge-Offs (Recoveries), Year-to-Date
	Period Ending, By Loan Type			Charge-Offs	Recoveries
	3/31/2011	12/31/2010	3/31/2010	3/31/2011	3/31/2011
Residential construction	$2,832	7,147	853	2,852	20
Land, lot and other construction	7,434	51,580	12,090	7,572	138
Commercial real estate	890	10,181	1,532	1,046	156
Commercial and industrial	1,344	5,612	2,459	1,480	136
1-4 Family	2,924	9,897	2,517	3,035	111
Home equity lines of credit	285	4,496	614	337	52
Consumer	31	951	188	135	104
Other	38	649	(16)	47	9
Total	$15,778	90,513	20,237	16,504	726

CONTACT: Michael J. Blodnick, +1-406-751-4701, Ron J. Copher, +1-406-751-7706